Exhibit 1

PROVIDIAN FINANCIAL CORPORATION

$250,000,000 Principal Amount

[   ]% Convertible Notes due 2008

Underwriting Agreement

May 20, 2003

MORGAN STANLEY & CO. INCORPORATED

J.P. MORGAN SECURITIES INC.

GOLDMAN, SACHS & CO.

DEUTSCHE BANK SECURITIES INC.

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Providian Financial Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule 1 hereto (the “Underwriters”), for whom Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and J.P. Morgan Securities Inc. (“J.P. Morgan”) are acting as joint lead book-running managers, $250,000,000 aggregate principal amount of its [    ]% Convertible Notes Due 2008 (the “Firm Securities”), convertible into shares of common stock, par value $0.01 per share (the “Stock”), of the Company, and at the election of the Underwriters pursuant to Section 2 hereof, up to $37,500,000 additional aggregate principal amount of such Notes (the “Optional Securities,” and together with the Firm Securities, the “Securities”).

1.                                       The Company represents and warrants to, and agrees with, the Underwriters that:

(a)           A Registration Statement on Form S-3 (Registration No. 333-55937), including a prospectus, with respect to the Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”), and has become effective.  Copies of such registration statement have been delivered by the Company to the Underwriters.  As used in this Agreement, “Registration Statement” means such registration statement, as amended and supplemented to the date hereof, “Base Prospectus” means the prospectus included in the Registration Statement as amended or supplemented to the date hereof, and “Prospectus” means the Base Prospectus, together with any prospectus amendment or supplement specifically relating to the Securities, in the form first used to confirm sales of the Securities and in the form filed with the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations, including in each case all documents incorporated therein by reference (the “Incorporated Documents”). The Commission has not issued any order preventing or suspending the use of any Prospectus, and no proceedings for such purposes have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with;

(b)           The Registration Statement and the Prospectus contain (and in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document filed with the Commission, after the date as of which this representation is being made, will contain) at all times during the period specified in paragraph 5(c) hereof, all statements which are required to be contained in the Registration Statement and the Prospectus by, and otherwise conform in all material respects to the requirements of, the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder; the Indenture referred to below with any amendments and supplements thereto will conform with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; and the Registration Statement, the Prospectus and the Incorporated Documents do not (and in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made, will not) at any time during the period specified in paragraph 5(c) hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or any Prospectus in reliance and based upon information furnished to the Company in writing by or on behalf of any Underwriter expressly for use therein;

(c)           Since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there has not been any material adverse change in or affecting the condition, financial or otherwise, business affairs, or business prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus and (ii) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business and other than those which have been and are required to be disclosed in the Prospectus;

(d)           Each of the Company and each Significant Subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act) of the Company (with each of Providian National Bank and Providian Bank deemed to be significant subsidiaries for these purposes) (each, a “Significant Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the

Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases substantial property, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

(e)           The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Stock issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture referred to below, will be duly and validly issued, fully paid and non-assessable, and will conform to the description of the Stock contained in the Prospectus, and the issuance of such shares of Stock will not be subject to any preemptive or similar rights; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, security interests or claims;

(f)            The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and entitled to the benefits provided by the indenture dated as of May 1, 1999 and the third supplemental indenture to be dated as of May 27, 2003 (collectively, the “Indenture”) between the Company and Bank One Trust Company, N.A., as Trustee (the “Trustee”), under which they are to be issued; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act, and when the third supplemental indenture is executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Prospectus;

(g)           The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the

Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except the registration under the Act of the Securities and the shares of Stock issuable upon conversion thereof, such as have been obtained under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(h)           Neither the Company nor any Significant Subsidiary is in violation of its Charter or By-laws or in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, credit agreement, note, lease or other agreement or instrument to which the Company or such Significant Subsidiary is a party or by which any of them may be bound or to which the property or assets of the Company or such Significant Subsidiary is subject, which violations or defaults, individually or in the aggregate, are reasonably likely to have a material adverse effect on the condition (financial or other) or business, or materially affect the property or assets, of the Company and its subsidiaries taken as a whole;

(i)            Except as set forth in the Prospectus, there is no action, suit or proceeding to which the Company or any of its subsidiaries is a party pending before or brought by any court, arbitrator or governmental body, nor is any such action, suit or proceeding to the knowledge of the Company threatened, in respect of which, in the reasonable judgment of the Company, there is any reasonable likelihood that it will result in a material adverse change in the condition (financial or other) or business, or materially affect the properties or assets, or have a material adverse effect on the power or ability to perform its obligations under the Indenture or the Securities or to consummate the transactions contemplated hereby and by the Registration Statement and the Prospectus, of the Company and its subsidiaries taken as a whole;

(j)            The Company is not, and after giving effect to the offering and sale of the Securities, will not be, required to register as an “investment company” and will not be an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(k)           The accountants who reported on the financial statements and any required supporting schedules thereto included in the Registration Statement and Prospectus are independent accountants as required by the Act and the Rules and Regulations.  The financial statements and the related notes thereto included and incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act and the rules and regulations of the Commission thereunder, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and

(l)            This Agreement has been duly authorized, executed and delivered by the Company and constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2.                                       Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the aggregate principal amount of Firm Securities set forth in Schedule 1 hereto opposite its name at a purchase price of $[   ] per $1,000 principal amount and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[   ] per $1,000 principal amount, plus accrued interest from May 27, 2003, that aggregate principal amount of the Optional Securities (subject to such adjustments to eliminate fractional Optional Securities as the Underwriters may determine) that bears the same proportion to the total aggregate principal amount of Optional Securities as to which such election shall have been exercised as the aggregate principal amount of Firm Securities set forth in Schedule 1 opposite the name of such Underwriter bears to the total aggregate principal amount of Firm Securities.

The Company hereby grants to the Underwriters the right to purchase in whole or from time to time in part at their election up to $37,500,000 aggregate principal amount of Optional Securities, at the price set forth in clause (b) of the first paragraph of this Section 2, for the sole purpose of covering sales of securities in excess of the aggregate principal amount of Firm Securities.  Any such election to purchase Optional Securities may be exercised by written notice from the Underwriters to the Company, given within a period of 13 calendar days after the date of this Agreement, setting forth the aggregate principal amount at maturity of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Underwriters but in no event earlier than the First Time of Delivery or, unless the Underwriters and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                                       The Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4.                                       (a)           The Securities to be purchased by the Underwriters hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian.  The Company will deliver the Securities to the Underwriters against payment by the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Underwriters at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of the Underwriters at DTC.  The Company will cause the certificates representing the Securities to be made available to the Underwriters for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on May 27, 2003 or such other time and date as the Underwriters and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by the Underwriters in the written notice given by the Underwriters of the Underwriters’ election to purchase such Optional Securities, or such other time and date as the Underwriters and the Company may agree upon in writing.  Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery,” each time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called a “Subsequent Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b)           The documents to be delivered at any Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 7 hereof, will be delivered at the offices of Orrick, Herrington & Sutcliffe LLP, 400 Sansome Street, San Francisco, California 94111, or such other place as may be agreed to in writing by the Company and the Underwriters (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.                                       The Company agrees with each of the Underwriters:

(a)           To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or supplement to the Registration Statement or Prospectus prior to a Subsequent Time of Delivery which shall be disapproved by the Underwriters promptly after reasonable notice thereof unless in the opinion of counsel to the Company such amendment or supplement is required by law; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission or any state securities regulatory authority of any stop order or of any order preventing or suspending the use of any Prospectus, of the suspension of the qualification of the Securities or the shares of Stock issuable upon conversion of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission or any state securities regulatory authority for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of, or of the initiation or threat of any proceeding for, any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to promptly use its best efforts to prevent the entry or such order and/or obtain the withdrawal of such order;

(b)           Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)           As soon as reasonably practicable after the date of this Agreement and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the date of the Prospectus and if at such time the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Underwriters and upon the Underwriters’ request to file such document and to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriters are required to deliver a prospectus in connection with sales of any of the Securities and the shares of Stock issuable upon conversion of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Underwriters’ request but at the expense of the Underwriters, to prepare and deliver to the Underwriters as many copies as they may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)           To make generally available to its securityholders as soon as practicable, but in any event not later than 90 days after close of the period covered thereby, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158) and covering each twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement or a post-effective amendment thereto (within the meaning of Rule 158);

(e)           No offering, sale or other disposition or hedge involving such offering, sale or other disposition of any Stock or any other securities convertible or exchangeable or exercisable for the Stock, will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company other than pursuant to employee stock option, stock ownership plans, or equity incentive plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, or other than pursuant to its dividend reinvestment plan, without the prior written consent of Morgan Stanley and J.P. Morgan;

(f)            During the period when delivery of a prospectus is required in connection with the offering or sale of the Securities, to deliver to the Underwriters (i) as soon as they are available, copies of any reports and financial statements the Company furnishes to or files with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Underwriters may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to the Commission);

(g)           To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Stock upon conversion of the Securities;

(h)           To use its best efforts to list, subject to notice of issuance, the shares of Stock issuable upon conversion of the Securities on the New York Stock Exchange;

(i)            To give the Underwriters prior notice of any transactions of a type that would be subject to the restrictions set forth in Annex II-B, either by any directors of the Company or by any executive officers of the Company listed on Annex II-A, with respect to the Stock or any other securities convertible or exchangeable or exercisable for the Stock during the period commencing on the date hereof and ending 45 days after the date hereof, as set forth in Annex II-B; and

(j)            Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

6.                                       The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following:  (i) the fees and expenses of the Company’s counsel and accountants in connection with the registration of the Securities and the shares of Stock issuable upon conversion of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or reproducing this Agreement, the Indenture, the Blue Sky and legal investment memoranda, and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all reasonable expenses in connection with the qualification of the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment memoranda; (iv) any fees charged by securities rating services for rating the Securities; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (viii) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7.                                       The obligations of the Underwriters hereunder shall be subject, in the Underwriters’ discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters’ reasonable satisfaction;

(b)           The Underwriters shall have received at such Time of Delivery an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated such Time of Delivery and covering the matters previously requested by the Underwriters, in form and substance satisfactory to the Underwriters and their counsel in their sole discretion, including the opinion set forth in paragraph 10 of Exhibit 1 hereto, and the Company shall have made available to Davis Polk & Wardwell such documents as they shall reasonably request for purposes of passing on such matters;

(c)           The Underwriters shall have received at such Time of Delivery an opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Company, dated such Time of Delivery substantially in the form of Exhibit 1 hereto;

(d)           The Underwriters shall have received at such Time of Delivery an opinion of Robert C. Rowe, Esq., Associate General Counsel to the Company, dated such Time of Delivery substantially in the form of Exhibit 2 hereto;

(e)           On the date of this Agreement at a time prior to the execution of this Agreement and at such Time of Delivery, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Underwriters a letter, dated the date of this Agreement and a letter dated such Time of Delivery, respectively, to the effect set forth in Annex I hereto, and with respect to such letter dated such Time of Delivery, as to such other matters as the Underwriters may reasonably request and in form and substance satisfactory to the Underwriters;

(f)            Since the respective dates as of which information is given in the Prospectus as amended or supplemented and prior to such Time of Delivery, there shall not have been any change in or affecting the condition, financial or otherwise, business affairs and business prospects of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus as amended and supplemented through the date of this Agreement, the effect of which, in the Underwriters’ judgment, is material and adverse and that makes it, in the Underwriters’ judgment, impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g)           On or after the date hereof until such Time of Delivery (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced or otherwise given notice that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h)           An application for the listing of the shares of Stock issuable upon conversion of the Securities shall have been filed with the New York Stock Exchange;

(i)            The Company shall have furnished or caused to be furnished to the Underwriters a certificate of officers of the Company, dated such Time of Delivery, satisfactory to the Underwriters as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Underwriters may reasonably request; and

(j)            The Underwriters shall have received from each director of the Company and from each executive officer of the Company listed on Annex II-A a signed “lock-up” agreement in the form of Annex II-B hereto, and each such lock-up agreement shall be in full force and effect.

8.                                       (a)           The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, provided that the Company shall not be liable to the Underwriters under the indemnity agreement in this subsection (a) with respect to any preliminary prospectus supplement to the extent that any such loss, claim, damage or liability results from the fact that the Underwriters sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company has previously furnished copies thereof to the Underwriters and the untrue statement or omission of a material fact contained in the preliminary prospectus supplement was corrected in such Prospectus (or any amendment or supplement thereto).

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement or Prospectus or any amendments or supplements thereto.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm retained pursuant to the second sentence prior to this sentence shall be designated in writing by the Underwriters, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Underwriters, as set forth in the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e)           The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.                                       The Underwriters may terminate this Agreement by notice given by the Underwriters to the Company, if  after the execution and delivery of this Agreement and prior to the First Time of Delivery (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Underwriters’ judgment, is material and adverse and which, singly or together with any other event specified in clause (v), makes it, in the Underwriters’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

10.                                 This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If, on the First Time of Delivery, or a subsequent Time of Delivery, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule 1 bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the First Time of Delivery any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Company. In any such case either the non-defaulting Underwriters or the Company shall have the right to postpone the First Time of Delivery, but in no event for longer than seven days, in order that the required changes, if any, in the Prospectus or in any other documents or arrangements may be effected. If, on a Time of Delivery, any Underwriter or Underwriters shall fail or refuse to purchase Optional Securities and the aggregate principal amount of Optional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Optional Securities to be purchased on such Time of Delivery, the non-defaulting Underwriters shall have the option to (a) terminate their obligation hereunder to purchase the Optional Securities to be sold on such Time of Delivery or (b) purchase not less than the principal amount of Optional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.                                 If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder, but the Company shall then be under no further liability to the Underwriters except as provided in Sections 6 and 8 hereof.

12.                                 All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters at the addresses set forth on Schedule 2 hereto, with a copy to Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California 94025, Attention: Bruce K. Dallas; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Treasurer, with copies to the General Counsel at the same address and to Orrick, Herrington & Sutcliffe, LLP, Old Federal Reserve Bank Building, 400 Sansome Street, San Francisco, CA 94111-3143, Attention: Alan Talkington.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.                                 This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Securities from the Underwriters shall be deemed a successor or assign merely by reason of such purchase.

14.                                 Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with the Underwriters’ understanding, please sign and return to us a copy hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriters and the Company.

Very truly yours,

Providian Financial Corporation

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED

J.P. MORGAN SECURITIES INC.

on behalf of the Underwriters listed on
Schedule 1 hereto

By: MORGAN STANLEY & CO. INCORPORATED

By
Name:
Title:

By: J.P. MORGAN SECURITIES INC.

By
Name:
Title:

SCHEDULE 1

Name of Underwriter	Principal Amount of Securities			Maximum Additional Principal Amount of Securities to be Purchased if Overallotment Option is Exercised

Morgan Stanley & Co. Incorporated	$	[	]	$	[	]

J.P. Morgan Securities Inc.	$	[	]	$	[	]

Deutsche Bank Securities Inc.	$	[	]	$	[	]

Goldman, Sachs & Co.	$	[	]	$	[	]

TOTAL		$250,000,000			$37,500,000

SCHEDULE 2

Underwriters

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

J.P. Morgan Securities Inc.

60 Wall Street

New York, New York  10260-0060

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Deutsche Bank Securities Inc.

31 West 52nd Street

New York, New York 10019

Exhibit 1

[Form of Opinion of Orrick, Herrington & Sutcliffe LLP]

May [    ], 2003

Morgan Stanley & Co. Incorporated

J.P. Morgan Securities Inc.

Goldman, Sachs & Co.

Deutsche Bank Securities Inc.

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Re:          Providian Financial Corporation

[   ]% Convertible Notes due 2008

Ladies and Gentlemen:

We are furnishing you this opinion in compliance with the provisions of Section 7(c) of the Underwriting Agreement, dated May 20, 2003 (the “Underwriting Agreement”), between Providian Financial Corporation (the “Company”) and you, providing for the sale by the Company to you of its [   ]% Convertible Notes due 2008 (the “Notes”) in an aggregate principal amount of $[   ] issued pursuant to that certain Indenture, dated as of May 1, 1999 between the Company and Bank One Trust Company, N. A., as successor in interest to The First National Bank of Chicago, as trustee (the “Trustee”), as supplemented by that certain Supplemental Indenture, dated as of May 27, 2003 between the Company and the Trustee (the “Indenture”).

We have acted as counsel for the Company and as such have participated in and are familiar with the corporate proceedings relating to the sale of the Notes by the Company in accordance with the terms of the Underwriting Agreement. Unless otherwise defined herein, all terms defined in the Underwriting Agreement shall have the same respective meanings when used herein.

In this regard, we have examined executed originals or copies of the following, copies of which have been delivered to you:

(a)           All proceedings and documents relating to the incorporation of the Company under the laws of the State of Delaware, including the certificate of incorporation and all amendments thereto to the date hereof (the “Certificate of Incorporation”), the by-laws of the Company as amended to the date hereof (the “By-laws’) and the resolutions adopted by the Board of Directors of the Company on April 29, 2003 and the resolutions adopted by the Special Committee on May 19, 2003 relating to the sale of the Notes pursuant to the Underwriting

Agreement.

(b)           The Registration Statement (Form S-3), Registration No. 333-55937 (the “Registration Statement”), filed on June 3, 1998 with the Securities and Exchange Commission (the “Commission”) in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1933 Act”); evidence satisfactory to us that the Registration Statement became effective on June 24, 1998; the Prospectus dated May 14, 1999 as filed with the Commission on May 18, 1999 and the Prospectus Supplement dated May [   ], 2003 in the form filed with the Commission pursuant to Rule 424(b), including all documents incorporated by reference therein as of the date of such filing, except for any statements in documents which are deemed under the Commission’s Rule 412 not to be so incorporated (collectively, the “Prospectus”).

(c)           The Underwriting Agreement.

(d)           The Indenture and evidence satisfactory to us that the Indenture became qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1939 Act”), on May 5, 1999.

(e)           The certificates of various corporate officers delivered by the Company to you on the date hereof.

(f)            The certificates of certain state authorities and filing officers, copies of which are being delivered to you on the date hereof.

(g)           The other documents delivered on the date hereof in connection with the issuance and sale of the Notes.

(h)           The opinion of Robert C. Rowe, Associate General Counsel to the Company, delivered on the date hereof to you.

(i)            Such other instruments, corporate records, certificates and other documents as we have deemed necessary as a basis for the opinion hereinafter expressed.

Based upon such examination. and having regard for legal considerations that we deem relevant and subject to the assumptions, qualifications and limitations set forth below, we are of the following opinion:

1.             We do not know of any litigation or any governmental proceeding instituted or threatened against the Company or any of its consolidated subsidiaries which in our opinion would individually or in the aggregate reasonably be expected to have a material adverse effect on the business or financial position of the Company and its subsidiaries taken as a whole or be required to be disclosed in tile Registration Statement which is not disclosed and accurately summarized in the Prospectus.

2.             The Notes have been duly executed, issued and delivered by the Company and, when authenticated by the Trustee, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits provided by the Indenture; and the Indenture conforms and the Notes conform in all material respects to the descriptions thereof in the Prospectus.

3.             The Indenture constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms; and the Indenture has been duly qualified under the 1939 Act.

4.             The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture and the Underwriting Agreement, and the consummation of the transactions therein contemplated, will not conflict with or result in any violation of, to our knowledge, any statute of the United States of America or the Delaware General Corporation Law or any rule or regulation thereunder as amended (provided that no opinion is expressed in this paragraph as to compliance with the 1933 Act, the 1939 Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1934 Act”) or the Delaware Securities Act, or with the Bankruptcy Code of 1978, as amended, with respect to any proceeding in which the Company may be the debtor) or, to our knowledge, any order of any court or governmental agency or body of the United States of America; and no filing, consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes by the Company or the consummation by the Company of the other transactions contemplated by the Underwriting Agreement or the Indenture, except such as have been obtained under the 1933 Act and the 1939 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Delaware securities laws or Blue Sky laws in connection with the purchase and distribution of the Notes by you.

5.             The Registration Statement has been declared effective under the Act, any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance therewith and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for a stop order have been instituted or are pending or threatened under Section 8(d) of the Act.

6.             The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules and other financial data therein, as to which we express no opinion or belief), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1933 Act and/or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

7.             The Registration Statement, as of the date on which any part thereof became effective, and the Prospectus, as of its date or the date hereof (other than the financial statements and related schedules and other financial data therein, as to which we express no opinion or belief) complied or complies as to form in all material respects with the requirements of the 1933 Act and the 1939 Act.

8.             The Company is not an “investment company” or an entity controlled by an “investment company” under the Investment Company Act of 1940, as amended.

9.             The statements set forth in the Prospectus under the caption “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Notes, and under the captions “U.S. Income Tax Considerations” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are correct in all material respects.

10.           In addition, while we make no representation that we have independently verified the accuracy or completeness of the information contained in the documents incorporated by reference in the Prospectus, we have no reason to believe that any of such documents (other than the financial statements and related schedules and other financial data therein, as to which we express no opinion or belief), when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading, in each case after excluding any statement in any such documents which does not constitute part of the Registration Statement or Prospectus pursuant to Rule 412 of Regulation C under the 1933 Act.  Further, while we make no representation that we have independently verified the accuracy or completeness of the information contained in the Registration Statement and the Prospectus (other than as set forth in paragraph 9 above), we have no reason to believe that any part of the Registration Statement, as of the date on which such part became effective, or the Prospectus, as of its date or the date hereof (other than the financial statements and related schedules and other financial data therein, as to which we express no opinion or belief), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case after excluding any statement in any such document which does not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 of Regulation C under the 1933 Act; and we do not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

With your permission we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (d) that, except as specifically covered in the opinions set forth above, the documents referred to herein were duly authorized, executed and delivered on behalf of the respective patties thereto and that such documents are legal, valid and binding obligations of such parties.

Whenever a statement herein is qualified by the phrases “we do not know,” “known to us,” “we have no reason to believe,” or “to our knowledge,” it is intended to indicate that, during the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the representation described in the introductory paragraph of this opinion.

Our opinion that any document is valid, binding or enforceable is qualified as to:

(a)           limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally; and

(b)           general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

With respect to our opinions in paragraphs 6 and 7, in passing on the form of such documents, we have necessarily assumed the correctness and completeness of the statements made therein.

We express no opinion as to matters of law other than laws of the State of New York, the federal law of the United States of America and the Delaware General Corporation Law.

This opinion is solely for your benefit and may not be relied upon, used, circulated, quoted or referred to, nor may copies hereof be delivered to, any other person without our prior written approval. We disclaim any obligation to update this opinion for events occurring or coming to our attention after the date hereof.

Very truly yours,

Exhibit 2

[Form of Opinion of the Associate General Counsel of the Company]

May [   ], 2003

Morgan Stanley & Co. Incorporated

J.P. Morgan Securities Inc.

Goldman, Sachs & Co.

Deutsche Bank Securities Inc.

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Re:          Providian Financial Corporation

[   ]% Convertible Notes due 2008

Ladies and Gentlemen:

I have acted as in-house counsel for Providian Financial Corporation (the “Company”) in connection with the Underwriting Agreement dated May [   ], 2003 (the “Underwriting Agreement”) between the Company and you, providing for the sale by the Company to you of its [   ]% Convertible Notes due 2008 in an aggregate principal amount of $[    ] (the “Notes”) pursuant to the Indenture dated as of May 1, 1999, as supplemented by the Supplemental Indenture dated as of May 27, 2003 (as so supplemented, the “Indenture”), between the Company and Bank One Trust Company, N.A., as successor trustee. This opinion is being furnished pursuant to Section 7(d) of the Underwriting Agreement. Capitalized terms used but not otherwise defined herein have the meanings specified in the Underwriting Agreement.

For purposes of rendering this opinion, I have examined originals or copies identified to my satisfaction of the following documents:

(a) the Underwriting Agreement;

(b) the Indenture;

(c) the form of the Notes;

(d) the Prospectus;

(e) the Certificate of Incorporation and Bylaws of the Company, each as amended to the date hereof; and

(f) a certificate of good standing with respect to the Company dated May [   ], 2003 issued by the Delaware Secretary of State.

In addition, I have made such inquiries and investigations and reviewed such corporate records as I have deemed necessary to render the opinions set forth herein.

In this letter, the phrase “to my knowledge” refers to my actual knowledge based on my review of the documents listed above and the information, inquiries and investigations described herein and no others.

For purposes of this opinion, I have assumed (i) the due authorization, execution and delivery of the Underwriting Agreement and the Indenture by all parties thereto other than the Company; (ii) that all such parties other than the Company have the legal power to act in the capacities in which they are to act under such documents; (iii) that each such party other than the Company has performed and will perform its obligations thereunder; (iv) that the Underwriting Agreement and the Indenture are the legal, valid and binding obligation of all parties thereto other than the Company, enforceable against each such party in accordance with its terms; and (v) the conformity to the original documents of any of the documents listed above submitted to me as certified or photostatic copies, the authenticity of such documents and the genuineness of all signatures on such documents.

Based upon and subject to the foregoing and to the assumptions, qualifications and exceptions set forth below, I am of the opinion that:

1.             The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own its properties and conduct its business as described in the Prospectus.

2.             The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and the shares of Common Stock initially issuable upon conversion of the Notes have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Notes and the Indenture, will be duly and validly issued and fully paid and non-assessable, and will conform in all material respects to the description of the Common Stock contained in the Prospectus.

3.             Each of the Underwriting Agreement, the Indenture and the Notes has been duly authorized, executed and delivered by the Company.

4.             The issue and sale of the Notes and the compliance by the Company with the provisions of the Underwriting Agreement, the Indenture and the Notes, and the consummation of the transactions therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument known to me to which the Company is a party or by which the Company is bound, which conflict, breach or default, if any, would individually or in the aggregate have a material adverse effect on the business or financial position of the Company and its subsidiaries taken as a whole; nor will any such action result in any violation of the Certificate of Incorporation or Bylaws of the Company, or, to my knowledge, any applicable federal laws of the United States of America or the Delaware General Corporation Law or any rule or regulation thereunder or, to my knowledge, any order of any court or governmental agency or body of the United States of America.

5.             To my knowledge there are no actions, proceedings or investigations pending or threatened against the Company or any of its subsidiaries before any court, administrative agency or other tribunal which would individually or in the aggregate reasonably be expected to have a material adverse effect on the business or financial position of the Company and its subsidiaries taken as a whole or are required to be disclosed in the Registration Statement which are not disclosed or accurately summarized in all material respects in the Prospectus.

6.             The statements set forth in the Prospectus under the caption “Description of the Common Stock,” insofar as it purports to constitute a summary of the terms of the Stock, and under the captions [“Providian Financial Corporation – Regulatory Matters”] and [“Legal Proceedings”], insofar as they purport to describe the provisions of the laws and documents referred to therein, are correct in all material respects.

This opinion is limited to the federal laws of the United States of America and the Delaware General Corporation Law in effect on the date of this letter, as applied to the factual circumstances on which I have relied (as set forth above) in existence on the date hereof; provided that no opinion is expressed herein as to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939. I express no opinion as to the laws of any other time or jurisdiction, or the applicability of the laws of any particular jurisdiction, or the enforceability of any choice of law provision in any of the documents referred to herein. I do not assume any continuing obligation or responsibility to advise you of any changes in law, or any change of circumstances of which I may become aware, which may affect the conclusions reached in this opinion.

This opinion is delivered solely for your benefit in connection with the transactions described herein and may not be relied upon by any other person or for any other purpose, nor may it be used, circulated, published, communicated, quoted or otherwise referred to or made available to any other person without, in each instance, my prior written consent, except that this opinion may be relied upon by Orrick, Herrington & Sutcliffe LLP in giving their opinion to you of even date herewith.

Very truly yours,

ANNEX II-A

List of Executive Officers

Joseph W. Saunders

Each Vice Chairman of the Company

Daniel Sanford

ANNEX II-B

Providian Financial Corporation

Form of Lock-Up Agreement

May 16, 2003

Morgan Stanley & Co. Incorporated

J.P. Morgan Securities, Inc.

as Representatives of the several
Underwriters named on Schedule I hereto

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. Incorporated and J.P. Morgan Securities, Inc. (the “Representatives”), propose to enter into an Underwriting Agreement with Providian Financial Corporation, a Delaware corporation (the “Company”), providing for a public offering by the several Underwriters, including the Representatives (the “Underwriters”), of up to $287,500,000 aggregate principal amount (including the exercise of the Underwriters’ over-allotment option) of the Company’s Convertible Senior Notes due 2008 (the “Securities”), convertible into shares of common stock, par value $0.01 per share, of the Company (the “Shares”), pursuant to the Registration Statement and the Prospectus (each as defined in the Underwriting Agreement).

In consideration of the agreement by the Underwriters to offer and sell the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 45 days after the date of the final prospectus relating to the Public Offering, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Shares or any other securities convertible or exchangeable or exercisable for the Shares, whether now owned or hereinafter acquired, owned directly by the undersigned or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively the “Undersigned’s Shares”), provided, that during the period commencing on the fifteenth day after the date of the final prospectus and ending 45 days after the date of the final prospectus, the undersigned may with the approval of the Chief Executive Officer of the Company and upon prior notice to the Representatives of such transaction, engage in transactions with respect to the Shares or any other securities convertible or exchangeable or exercisable for the Shares, it being understood that no more than 500,000 Shares (or any other securities convertible or exchangeable or exercisable for the Shares) may, in the aggregate, be sold by Joseph W. Saunders, any Vice Chairman of the Company, Daniel Sanford, and all

directors of the Company during this period.

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or any call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (a) with the prior written consent of the Representatives, (b) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, or (c) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that (i) the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, (ii) any such transfer shall not involve a disposition for value, and (iii) the undersigned shall not be required to, and shall not voluntarily, file a report on Form 4 under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of Shares during the restricted period referred to herein as a result of such transfer (provided this clause (iii) shall not be applicable in the event of any transfer pursuant to the proviso in the second paragraph of this Agreement). For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided further that, any such transfer shall not involve a disposition for value.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,